Exhibit 23.2

The Board of Directors
TVSN Asia Pacific (Holdings) Limited

Independent Auditors' consent

        We consent to the incorporation by reference in the following registration statements of InterActiveCorp (formerly USA Interactive) of our report dated July 8, 2003, with respect to the consolidated balance sheet of TVSN Asia Pacific (Holdings) Limited as of December 31, 2002, and the related consolidated statements of earnings, and cash flows for the year ended December 31, 2002, included in the Annual Report (Amendment No. 1 Form 10-K/A) of InterActiveCorp (formerly USA Interactive) for the year ended December 31, 2002, filed with the Securities and Exchange Commission:

        COMMISSION FILE NO.

Form S-8, No. 033-53909	Form S-8, No. 333-03717
Form S-8, No. 333-18763	Form S-8, No. 333-34146
Form 8-8, No. 333-37284	Form S-8, No. 333-37286
Form S-8, No. 333-48863	Form S-8, No. 333-48869
Form S-8, No. 333-57667	Form S-8, No. 333-65335
Form S-3, No. 333-81576	Form S-3, No. 333-88850
Form S-3, No. 333-87226	Form S-8, No. 333-105095
Form S-8, No. 333-105014	Form S-8, No. 333-105876
Form S-8, No. 333-104973	Form S-8, No. 333-110247
Form S-8, No. 333-101199

KPMG

Hong Kong
February 6, 2004